                                                                   EXHIBIT 99.15

                                    CONSENT

    The undersigned hereby consents to his nomination to serve as a Director of NBC Internet, Inc., a Delaware corporation, and to all references to him and to his professional history, including but not limited to his biography in the proxy statement/prospectus that is included or made a part of this Registration Statement on Form S-4 filed with the Securities and Exchange Commission, and any amendment thereto.

Dated as of October 21, 1999.

                                By:            /s/ MICHAEL M. LYNTON
                                     -----------------------------------------
                                                 Michael M. Lynton